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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 2



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15 (d) of
                     the Securities and Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 20, 2002



                       INCARA PHARMACEUTICALS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



                  0-27410                             56-1924222
     ------------------------------    --------------------------------------
        (Commission File Number)       (I.R.S. Employer Identification Number)



                                 P.O. Box 14287
                             79 T.W. Alexander Drive
                        4401 Research Commons, Suite 200
                        Research Triangle Park, NC 27709
                        --------------------------------
               (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code          919-558-8688
                                                     --------------------------

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         This Report contains, in addition to historical information, statements by us with respect to expectations about our business and future results, which are "forward-looking" statements under the Private Securities Litigation Reform Act of 1995. These statements and other statements made elsewhere by us or our representatives, which are identified or qualified by words such as "likely," "will," "suggests," "expects," "might," "believe," "could," "should," "may," "estimates," "potential," "predict," "continue," "would," "anticipates" or "plans," or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated or suggested due to a number of factors, including those set forth herein, those set forth in our Annual Report on Form 10-K and in our other SEC filings, and including risks relating to the need for additional funds, dependence on collaborative partners, the early stage of products under development, uncertainties relating to clinical trials and regulatory reviews and competition. All forward-looking statements are based on information available as of the date hereof, and we do not assume any obligation to update such forward-looking statements.

Item 5.  Other Events and Regulation FD Disclosure

         On May 20, 2002, Incara Pharmaceuticals Corporation ("Incara") announced that an affiliate of Elan Corporation, plc ("Elan") made an equity investment in Incara, which will enable Incara to continue the development of Aeolus Pharmaceuticals, Inc.'s ("Aeolus") catalytic antioxidant compounds as adjunctive agents to cancer treatment. Aeolus is a wholly owned subsidiary of Incara. Elan purchased 416,204 shares of Incara's Series B non-voting convertible preferred stock ("Series B Stock"), at a common stock equivalent price of $0.72 per share, for $3,000,000 and has agreed that it may make additional equity investments related to this program in the future based upon the completion of various financial and clinical milestones. Elan received an exclusive option to negotiate commercialization or collaboration terms at a later phase relating to catalytic antioxidants being developed by Aeolus in the prevention and treatment of radiation-induced and chemotherapy-induced tissue damage. Aeolus is also exploring the use of its antioxidants to protect against the toxicity from total body irradiation such as might occur in accidental or terrorist-related exposure to nuclear material.

         Each share of Series B Stock is convertible into ten shares of Incara's common stock. Incara has agreed to register with the Securities and Exchange Commission, upon the demand of Elan, the shares of common stock into which the Series B Stock is convertible. Elan does not have the right to exercise any conversion of Series B Stock that would result in Elan owning more than 9.9% of Incara's outstanding common stock.

         Incara intends to continue to try to raise additional capital through the sale of additional shares of stock and through collaborative arrangements. Without additional financing or other funding, at its current spending level, Incara would run out of cash during the fourth quarter of fiscal 2002.

         Exhibit 99.1 contains a pro forma balance sheet that reflects the effects of the sale of $3,000,000 of the Company's Series B Stock to Elan in May 2002, as if the events had taken place as of March 31, 2002. The unaudited pro forma consolidated balance sheet is provided for informational purposes and is not necessarily indicative of what the actual financial position would have been had the transaction described above been completed as of March 31, 2002 and is not indicative of future financial position.

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Item 7.  Financial Statements and Exhibits

(a) Exhibits

Exhibit 10.84* Securities Purchase Agreement dated as of May 15, 2002, among Incara Pharmaceuticals Corporation, Aeolus Pharmaceuticals, Inc., Elan Pharma International Limited and Elan International Services, Ltd.

Exhibit 10.85* Development and Option Agreement dated May 15, 2002, among Elan Pharma International Limited, Incara Pharmaceuticals Corporation and Aeolus Pharmaceuticals, Inc.

Exhibit 10.86 Amended and Restated Registration Rights Agreement dated as of May 14, 2002, among Incara Pharmaceuticals Corporation, Elan International Services, Ltd. and Elan Pharma International Limited.

Exhibit 10.87 Amendment No. 1 to License Agreement dated May 14, 2002, between Aeolus Pharmaceuticals, Inc. and Duke University (amending License Agreement dated July 21, 1995).

Exhibit 10.88 Amendment No. 1 to License Agreement dated May 14, 2002, between Aeolus Pharmaceuticals, Inc. and Duke University (amending License Agreement dated June 25, 1998).

Exhibit 10.89 Amendment No. 1 to License Agreement dated May 14, 2002, between Aeolus Pharmaceuticals, Inc. and National Jewish Medical and Research Center (amending License Agreement dated November 17, 2000).

Exhibit 99.1**      Unaudited pro forma balance sheets as of March 31, 2002

_______________
*Incara Pharmaceuticals has requested confidential treatment with respect to portions of this exhibit. Such portions have been omitted from this exhibit and have been filed separately with the United States Securities and Exchange Commission.

**Filed with the Form 8-K dated May 24, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 INCARA PHARMACEUTICALS CORPORATION


Date:    July 3, 2002      By:
                                 /s/ Richard W. Reichow
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                                 Richard W. Reichow, Executive Vice President,
                                 Chief Financial Officer and Treasurer
                                 (Principal Financial and Accounting Officer)